EXHIBIT (a)(1)(vi)
PAPER ELECTION FORM (FOR USE BY FACSIMILE OR HAND DELIVERY)
MELLANOX TECHNOLOGIES, LTD.
ELECTION FORM
RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO
EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS
THE OFFER EXPIRES AT 9:00 P.M. U.S. PACIFIC TIME ON APRIL 21, 2009
(6:00 A.M. ISRAELI TIME ON APRIL 22, 2009), UNLESS THE
OFFER IS EXTENDED
Name:
Address:
Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer Information Document; (2) the e-mail from TenderOffer@Mellanox.com dated March 24, 2009; (3) the Summary of the Option Exchange Program; (4) the Instructions Forming Part of the Terms and Conditions of the Offer (as set forth below); (5) this Election Form; (6) the Agreement to Terms of Election; (7) the Global Plan; (8) the Global Plan Prospectus; (9) the form option agreements and (10) the Equity Edge Personal Summary dated as of March 24, 2009 attached to e-mail from TenderOffer@Mellanox.com dated March 24, 2009. The Offer is subject to the terms of these documents as they may be amended. The Offer provides eligible employees and contractors who hold eligible options the opportunity to exchange these options for new options as set forth in Section 1 of the Offer Information Document. This Offer expires at 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless extended.
     Documents not attached to the e-mail from TenderOffer@Mellanox.com dated March 24, 2009 may be accessed on the Offer website at http://portal.yok.mtl.com/system/misc/repricing.php or through the U.S. Securities and Exchange Commission’s website at:
http://idea.sec.gov/cgi-bin/browse-idea?action=getcompany&CIK=0001356104&owner=exclude&count=40.
If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms.

Original Grant Date		Exchange Entire
(MMDDYY)	Option Grant Number	Eligible Option?
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
In accordance with the terms outlined in the Offer documents if you elect to exchange your eligible options, you will receive a new option covering the number of shares as determined by the exchange ratio below (rounded down to the nearest whole number of shares with respect to each option on a grant-by-grant basis), as described in Section 1 of the Offer Information Document. Your replacement options will be subject to a new vesting schedule as described in Section 3 of the Offer Information Document. Vesting on any date is subject to your continued service to the Company or its majority owned subsidiary through each relevant vesting date.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR THE REPLACEMENT OPTIONS.
BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.
In making this election, you agree that Mellanox may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to Mellanox and to any third parties assisting Mellanox with the Offer, and these recipients may be located in the U.S. or elsewhere.
Please note that you may withdraw or change your election by submitting a new properly completed and signed Election Form prior to the expiration date, which will be 9:00 p.m. U.S. Pacific Time on April 21, 2009 (6:00 a.m. Israeli Time on April 22, 2009), unless we extend the Offer.
THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 9:00 P.M. U.S. PACIFIC TIME ON APRIL 21, 2009 (6:00 A.M. ISRAELI TIME ON APRIL 22, 2009) SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.
Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election attached hereto.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date: , 2009

Address:

E-mail address:
FAX OR HAND DELIVER THIS ENTIRE ELECTION FORM TO
MATTHEW GLOSS, VICE PRESIDENT OF LEGAL AFFAIRS,
NO LATER THAN 9:00 P.M. U.S. PACIFIC TIME ON APRIL 21, 2009 (6:00 A.M. ISRAELI TIME ON
APRIL 22, 2009).
FAX TO 1+408-970-3403
or
HAND DELIVER TO:
Mellanox Technologies, Inc.,
Attn: Matthew Gloss, Vice President of Legal Affairs
350 Oakmead Parkway, Suite 100
Sunnyvale, California 94085
DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE OR
HAND DELIVERY, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER
ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

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